Exhibit 99.2

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of the management of Equity Bancshares, Inc. (“Equity,” “we,” “us,” “our,” “the company”) with respect to, among other things, future events, and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; the possibility that the expected benefits related to the completed transaction with Frontier Holdings, LLC (“Frontier”)may not materialize as expected; and the ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and similar variables. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2026, as amended, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue. Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation.  Numbers in the presentation may not sum due to rounding. Forward Looking Statements

Strategic Execution Of Acquisitions EQBK Growth Since 2010 Overview $7.7B Total Assets $5.4B Total Loans $6.3B Total Deposits $932M Market Capitalization1 8.99% Tangible Common Equity / Tangible Assets2 11.54% Common Equity Tier 1 14.36% Total Risk-Based Capital $32.58 Tangible Book Value Per Share2 Most Recent Acquisition: Frontier Bank Merger Closed on January 1, 2026 Equity Bancshares, Inc.| NYSE: EQBK # of Acquisitions4 EQBK Total Assets ($M) +19.7% Total Asset CAGR3 15 Total Acquisitions 2 Years Avg. Tangible Book Value Earnback 8% Avg. Earnings Per Share Accretion 1 1 1 3 3 1 1 1 2 Market Capitalization as of 3/31/2026 Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. Compound Annual Growth Rate since 2010 # of acquisitions based on date of completion. 1

1st Quarter 2026 | Financial Highlights

$28.0M	$1.32	1.52%	16.10%
Core Net Income[1]	Core Earnings Per Share[1]	Core Return on Average Assets[1]	Core Return on Average Tangible Common Equity[1]

	Key Performance Metrics	Q1 2026	Q4 2025	Q3 2025
Earnings & Profitability	Earnings Per Share | Core Earnings Per Share[1]	$0.80 | $1.32	$1.16 | $1.26	$(1.55) | $1.21
	Book Value Per Share | TBV Per Share[1]	$39.37 | $32.58	$38.64 | $32.86	$37.25 | $31.69
	Net Income | Core Net Income[1]	$17.0M | $28.0M	$22.1M | $24.2M	$(29.7)M | $23.3M
	Net Interest Margin	4.33%	4.47%	4.45%
	Efficiency Ratio[1]	56.68%	59.98%	58.31%
	ROAA | Core ROAA[1]	0.92% | 1.52%	1.43% | 1.57%	(1.93)% | 1.51%
	ROAE | Core ROATCE[1]	8.17% | 16.10%	12.07% | 15.56%	(16.45)% | 14.30%
Balance Sheet & Capital	Total Loans	$5.4B	$4.2B	$4.3B
	Total Deposits	$6.3B	$5.1B	$5.1B
	Total Equity / Total Assets | TCE / TA[1]	10.66% | 8.99%	11.49% | 9.94%	11.18% | 9.68%
	CET 1 Capital Ratio	11.54%	13.08%	12.84%
	Total Risk-based Capital Ratio	14.36%	16.31%	16.09%
Asset Quality	Provision for Credit Losses	$(0.1)M[2]	$(0.0)M	$0.0M[2]
	NCOs / Avg. Loans	0.10%	0.07%	0.10%
	NPAs / Total Assets	0.76%	0.73%	0.83%
	Classified Assets / Regulatory Capital	12.00%	12.06%	12.37%

1) Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation.
2) Excludes Day 2 Merger provision of $6.1M in Q1 2026 and $6.2M in Q3 2025

Equity Bancshares, Inc. | 4

A Year of Transformation

Over the past twelve months, we have fundamentally reshaped the scale and scope of Equity Bank. Through a disciplined acquisition strategy, we expanded our footprint, brought new capabilities under our roof, and accelerated growth. At the same time, our core business didn't stand still, as organic growth continued to contribute, validating the strength of our existing foundation. The result is a company that should enter 2026 larger, stronger, and more competitive than ever before. These numbers don't just reflect progress; they reflect transformation.

		2025 Q1	2026 Q1	Change +/-
Balance Sheet	Total Assets	$ 5.4B	$ 7.7B	41%
	Total Loans	$ 4.4B	$ 5.4B	49%
	Total Deposits	$ 3.6B	$ 6.3B	43%
Capital	Common Shares Outstanding	17.52M	20.77M	19%
	Weighted Avg. Diluted Shares	17.67M	21.26M	20%
	TCE / TA[1] (%)	10.13	8.99	(144) bps
	Common Equity Tier 1 (%)	14.70	11.54	(316) bps
	Total Risk-Based Capital Ratio (%)	18.32	14.36	(396) bps
Earnings & Profitability	Core Earnings Per Share[1]	$ 0.90	$ 1.32	46%
	Core PTPP Per Share[2]	$ 1.22	$ 1.63	34%
	Tangible Book Value Per Share[1]	$ 31.07	$ 32.58	5%
	Core ROAA[1] (%)	1.24	1.52	28 bps
	Core ROATCE[1] (%)	12.14	16.10	396 bps
	Net Interest Margin (%)	4.27	4.33	6 bps
Efficiency	Efficiency Ratio[1] (%)	62.43	56.68	(575) bps
	Core NIE / Average Assets[1] (%)	2.94	2.57	(37) bps

1) Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation.
2) Core pre-tax pre-provision excludes the impact of merger expenses, net (gain) loss on securities transactions, provision for loan loss, and provision for unfunded commitments of 748K in Q1 2026 and (3.7)K in Q1 2025

Equity Bancshares, Inc. | 5

Leadership Team Brad Elliott Equity Bancshares, Inc. Chairman & CEO Years in Banking: 37 Founded Equity Bank in 2002 2018 EY Entrepreneur of the Year National Finalist 2014 Most Influential CEO, Wichita Business Journal Chris Navratil Chief Financial Officer Years in Banking: 15 Chief Financial Officer since August 2023. Previously served as Bank CFO and prior to Equity, spent 7 years within the Financial Institution Audit Practice with Crowe LLP Brett Reber General Counsel Years in Law: 38 Prior to joining Equity Bank, he served as Managing Member of the Wise & Reber, L.C. law firm. Brett has practiced corporate and business law for over 30 years. David Pass Chief Information Officer Years in Banking: 25 Previously served in IT leadership positions at UMB Financial Corporation and CoBiz Financial. Rick Sems Equity Bank CEO Years in Banking: 26 Equity Bank CEO since May 2024. Joined Equity Bank as President in May 2023. Prior to joining, Rick served as Chief Banking Officer of First Bank in St. Louis and President & CEO of Reliance Bank Julie Huber Chief Operating Officer Years in Banking: 36 Chief Operating Officer since May 2024. Served in variety of leadership roles in her time at Equity Bank including overseeing our operations, HR, compliance functions and sales and training, and as managed the integration process for each acquisition. Kryzsztof Slupkowski Chief Credit Officer Years in Banking: 13 Chief Credit Officer since September 2023. Served as Metro Market CCO since 2018, previously served in various credit function at Commerce Bancshares.

Organic Growth Strategic Mergers & Acquisitions Disciplined Credit Standards Effective Balance Sheet & Capital Management EPS & Tangible Book Value Growth Our guiding principles and commitment to entrepreneurial spirit are part of our longstanding framework for delivering shareholder value Our Value Proposition

Tangible Book Value per common share. Non-GAAP Measure. For a reconciliation of Non-GAAP measures, please see appendix. Tangible Book Value Per Share | IPO to Current Tangible Book Value Per Share | Quarter over Quarter Walk During the quarter, Tangible Book Value decreased $0.28 from $32.86 to $32.58 Since IPO, Tangible Book Value increased $16.61 from $15.97 to $32.58 Tangible Book Value Per Share1 7.20% TBVPS CAGR Q4 2025 Q1 2026

Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. Return On Average Tangible Common Equity - Core1 Return on Average Assets - Core1 Efficiency Ratio & Core NIE to Average Assets1 Tangible Common Equity / Tangible Assets1 Performance Metrics +396 bps YoY +28 bps YoY (575) bps YoY (37) bps YoY

Net Interest Income Noninterest Income Rate Protection Noninterest Expense Net interest income was $73.7 million, up 16.0% quarter over quarter and 46.5% year over year. The addition of Frontier’s assets and liabilities was dilutive to margin in the period, as we recognized 4.33% for the quarter.  Loan purchase accounting accretion was $3.3 million in the quarter versus expectations of $2.5 million.  Excluding the excess accretion, margin for the quarter would have been 4.29%.  Total non-interest income for the quarter was $9.5 million flat quarter-over-quarter. Customer service charges, including account management, treasury, debit card, credit card, trust and wealth, mortgage and insurance were $7.3 million, up from $6.9 million, or 6.0% linked quarter. These positive trends were offset by declining contributions from fee income realized on the origination of interest rate swaps as well as losses realized on security transactions. Proactive effort to book variable rate assets subject to floor levels. Total non-interest expense for the quarter was $55.0 million as compared to $46.6 million for the previous quarter. Adjusting for merger expenses in both periods, non-interest expense was $49.2 million compared to $45.1 million, an increase of $4.1 million, or 9.0%.  The increase during the period is primarily attributable to the integration of Frontier’s footprint and team members at the beginning of the period. Quarter over Quarter Walk Net Income Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. 1 2025 Q4 2026 Q1 1

Profitability Revenue Composition1 Profitability Ratios1 Noninterest income is adjusted to exclude and gain/(loss) on securities transactions 37% Increase YoY

Deposits Cost of Deposits Loan Yield Investment Yield Noninterest-bearing deposits constitute 20.2% of total deposits. Interest-bearing demand deposits, including money market and savings, decreased 2.9% from 58.5% to 55.6% of total deposits, QoQ. Time deposits increased 5.0% from 19.2% to 24.2% of total deposits, QoQ. Cost of total deposits increased 12bps to 2.00%, and cost of interest-bearing deposits increased 8bps to 2.51% during the quarter. The comparative increase was driven by the addition of Frontier. Loan yield decreased 17bps to 6.80% quarter-over-quarter, driven by lagged repricing from the Q4 rate cuts as well as the addition of Frontier. Investment yield increased 7bps to 4.99% quarter-over-quarter due to a shorter day count in Q1. Quarter over Quarter Walk Net Interest Margin Quarter over Quarter (14)bps Net Interest Income 4.47% Q4 4.33% Q1 Q4 2025 Q1 2026

$6.3B Total Deposits Deposit Composition Loan Composition Performance Highlights 86.15% Loan-to- Deposit Ratio 94.28% Core Dep. / Total Deposit 2.00% Cost of Total Deposits 2.51% Cost of Int-bearing Deposits 6.80% Yield on Total Loans 6.45% Loan Coupon Yield1 0.10% NCOs / Average Loans 12.00% Classified Assets / Reg. Capital Balance Sheet Loan Coupon exclusive of the impact of derivatives, purchase accounting, non-accrual, mortgage premium amort, and loan fees Noninterest- bearing Time < 100K Time > 100K Savings Money Market Interest- bearing Commercial Real-estate Commercial & Industrial Res. RE Ag. RE Ag. Consumer Trending Loan-to-Deposit Ratio $5.4B Total Loans

Yield / Cost Components Loan Coupon exclusive of the impact of derivatives, purchase accounting, non-accrual, mortgage premium amort, and loan fees Yield Analysis Cost Analysis Core Deposits / Total Deposits

Nonperforming Assets1,2 Asset Quality Trends Net Charge-offs / Average Loans Annual Quarterly Annual Quarterly

Asset Quality Trends Total Reserve Ratio Classified Assets Annual Quarterly Annual Quarterly

Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. EQBK Well Capitalized CAPITAL PRIORITIES Maintain well capitalized regulatory levels Capacity for organic growth Merger & acquisitions Dividend payout ratio targeted at 10-20% Common stock repurchases Dividends Declared Per Share & Dividend Payout Ratio Shares Repurchased & Weighted Avg. Price Per Share 1 Thousands Capital Management The Company’s capital ratios are well capitalized levels as of 3/31/2026

Exclusive of Day 2 Provision from Merger Core Non-interest Income is exclusive of gain / (loss) on securities transactions Core Non-interest Expense is exclusive of merger expenses Forward Looking 2026FY $6,200 – 6,400M $5,500 – 5,600M $6,900 – 7,050M 4.20 – 4.35% $6 – 8M $38 – 42M $194 – 198M 22 – 23% Outlook on Key Business Drivers NOTE: Figures presented in this outlook represent forward-looking statements and are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Please see Special Note Concerning Forward-Looking Statements and Focus Variables for Outlook and Forecast 1st Quarter 2026 Results $6,193M Avg. Deposits $5,454M Avg. Loans $6,896M Avg. Earning Assets 4.33% Net Interest Margin $(0.1)M Provision For Credit Losses1 $9.6M Core Non-interest Income2 $49.2M Core Non-interest Expense3 23.7% Effective Tax Rate

Focus Variables for Outlook & Forecast Our outlook requires clarity around certain variables, including: Economic Environment Customer Needs Cost of Funding Competitive Market Investment Opportunities Political Environment Business activity creates opportunity for lending and deposit growth. Current macro-environment response and resolution will be a significant driver. Directly related to credit quality as well as trust in our business. Impacts rates on our product offerings and applies pressure to earnings. Must be able to manage cost and profit yields effectively. Providing customers with rates and services that are competitive with our peers. Irrational operators may have short term impact on opportunities. Growth strategy must be flexible to the other variables that affect our investment options. U.S. politics affect banking regulations, international relationships, tax policies and more.

Our Markets Source: S&P Capital IQ, Deposit Market data as of 6/30/25. Market rank is based on counties with a EQBK physical presence. 1) Iowa location: loan production office Market Share Kansas #6 Market Rank $2.5B Market Deposits 3.93% Market Share Oklahoma #10 Market Rank $1.3B Market Deposits 1.53% Market Share Missouri #8 Market Rank $1.0B Market Deposits 1.50% Market Share Nebraska – Entered Nebraska with Acquisition of Frontier Bank #9 Market Rank $1.1B Market Deposits 2.12% Market Share Arkansas #10 Market Rank $319M Market Deposits 2.56% Market Share Market Footprint1 Expansion into focus markets of Omaha and Lincoln, create a network that is both diverse and complementary to EQBK’s legacy franchise

Quarter Ended March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 Total stockholder's equity $817,610 $732,054 $711,892 $635,636 $617,324 Goodwill (104,958) (82,101) (77,573) (53,101) (53,101) Core deposit intangibles, net (30,536) (21,634) (22,895) (12,908) (13,924) Naming rights, net (5,629) (5,703) (5,778) (5,852) (5,926) Tangible Common Equity $676,487 $622,616 $605,646 $563,775 $544,373           Common shares outstanding at period end 20,767,023 18,944,987 19,111,084 17,527,191 17,522,994 Diluted common shares outstanding at period end 20,946,924 19,196,160 19,279,741 17,680,489 17,652,110           Book value per common share $39.37 $38.64 $37.25 $36.27 $35.23 Tangible book value per common share $32.58 $32.86 $31.69 $32.17 $31.07 Tangible book value per diluted common share $32.30 $32.43 $31.41 $31.89 $30.84                         Total assets $7,667,370 $6,373,172 $6,365,631 $5,373,837 $5,446,100 Goodwill (104,958) (82,101) (77,573) (53,101) (53,101) Core deposit intangibles, net (30,536) (21,634) (22,895) (12,908) (13,924) Naming rights, net (5,629) (5,703) (5,778) (5,852) (5,926) Tangible assets $7,526,247 $6,263,734 $6,259,385 $5,301,976 $5,373,149           Total stockholders' equity to total assets 10.66% 11.49% 11.18% 11.83% 11.34% Tangible common equity to tangible assets 8.99% 9.94% 9.68% 10.63% 10.13% Non-GAAP reconciliations Calculations of tangible common equity and related measures ($ in thousands, except per share data)

Non-GAAP reconciliations

Calculations of return on average tangible common equity and efficiency ratio

($ in thousands, except per share data)

	Quarter Ended				
	March 31, 2026	**December 31, 2025**	**September 30, 2025**	**June 30, 2025**	**March 31, 2025**
Total average stockholders' equity	$841,838	$725,651	$715,319	$627,103	$605,917
Average intangible assets	(141,742)	(108,779)	(95,046)	(72,406)	(72,389)
Average tangible common equity	**$700,096**	**$616,872**	**$620,273**	**$554,697**	**$533,528**
Net income (loss) allocable to common stockholders	16,966	22,084	(29,663)	15,264	15,041
Net gain on acquisition	-	-	-	-	-
Net (gain) loss on securities transactions	108	(154)	53,352	(12)	(12)
Merger expenses	5,725	1,481	6,163	355	66
Loss on debt extinguishment	-	-	-	1,361	-
Day 2 Merger provision	6,099	-	6,228	-	-
Amortization of intangible assets	2,056	1,390	1,312	1,145	1,144
Tax effect of intangible assets amortization	(2,937)	(571)	(14,082)	(598)	(252)
Core net income (loss) allocable to common stockholders	**$28,017**	**$24,230**	**$23,310**	**$17,515**	**$15,987**
Return on total average stockholders' equity (ROAE) annualized	**8.17%**	**12.07%**	**(16.45)%**	**9.76%**	**10.07%**
Average tangible common equity	**$700,096**	**$616,872**	**$620,273**	**$554,697**	**$533,528**
Average impact from core earnings adjustments	2,476	1,073	26,487	1,126	473
Core average tangible common equity	**$702,572**	**$617,945**	**$646,760**	**$555,823**	**$534,001**
Return on total average tangible common equity (ROATCE) annualized	**10.77%**	**14.91%**	**(18.31)%**	**11.69%**	**12.12%**
Core return on total average tangible common equity (CROATCE) annualized	**16.10%**	**15.56%**	**14.30%**	**12.64%**	**12.14%**
Non-interest expense	$54,969	$46,857	$49,082	$40,001	$39,050
Merger expense	(5,725)	(1,481)	(6,163)	(355)	(66)
Amortization of intangible assets	(2,056)	(1,390)	(1,312)	(1,145)	(1,144)
Loss on debt extinguishment	-	-	-	(1,361)	0
Adjusted non-interest expense	$47,188	$43,716	$41,607	$37,140	$37,840
Net interest income	$73,664	$63,502	$62,485	$49,802	$50,292
Non-interest income	9,487	9,532	(44,479)	8,589	10,330
Net gains (losses) from securities transactions	108	(154)	53,352	(12)	(12)
Adjusted non-interest income	$9,595	$9,378	$8,873	$8,577	$10,318
Net interest income plus adjusted non-interest income	**$83,259**	**$72,880**	**$71,358**	**$58,379**	**$60,610**
Non-interest expense to net interest income plus non-interest income	**66.11%**	**63.79%**	**272.59%**	**68.51%**	**64.42%**
Efficiency ratio	**56.68%**	**59.98%**	**58.31%**	**63.62%**	**62.43%**
Average Assets	$7,451,709	$6,141,284	$6,084,961	$5,206,950	$5,212,417
Core non-interest expense to average assets	**2.57%**	**2.82%**	**2.71%**	**2.86%**	**2.94%**

Equity Bancshares, Inc. | 23

Quarter Ended March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 Net income (loss) allocable to common stockholders 16,966 22,084 (29,663) 15,264 15,041 Amortization of intangible assets 2,056 1,390 1,312 1,145 1,144 Tax effect of adjustments (432) (292) (276) (240) (240) Adjusted net income allocable to common stockholders $18,590 $23,182 $(28,627) $16,169 $15,945 Net (gain) loss on securities transactions 108 (154) 52,352 (12) (12) Merger expenses 5,725 1,481 6,163 355 66 Loss on debt extinguishment - - - 1,361 - Day 2 Merger provision 6,099 - 6,228 - - Tax effect of adjustments (2,505) (279) (13,806) (358) (12) Core net income (loss) allocable to common stockholders $28,017 $24,230 $23,310 $17,515 $15,987           Total average assets $7,451,709 $6,141,284 $6,085,064 $5,206,950 $5,212,417 Total average stockholders' equity $841,838 $725,651 $715,319 $627,103 $605,917           Weighted Average Diluted Shares 21,262,009 19,235,412 19,129,726 17,651,298 17,666,834           Diluted earnings (loss) per share $0.80 $1.15 $(1.55) $0.86 $0.85 Core earnings (loss) per diluted share $1.32 $1.26 $1.21 $0.99 $0.90 Return on average assets (ROAA) annualized 0.92% 1.43% (1.93)% 1.18% 1.17% Core return on average assets annualized 1.52% 1.57% 1.51% 1.35% 1.24% Return on average equity (ROAE) 8.17% 12.07% (16.45)% 9.76% 10.07% Core return on average equity 13.41% 13.23% 12.47% 11.18% 10.69% Non-GAAP reconciliations Calculations of return on average assets, average equity and operating income ($ in thousands, except per share data)

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